Exhibit 10.1

SECOND AMENDMENT

TO

THE WASHINGTON TRUST BANCORP, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

A.  WHEREAS, Washington Trust Bancorp, Inc. (the “Company”) maintains the Washington Trust Bancorp, Inc. Supplemental Executive Retirement Plan (the “Plan”) for the benefit of its eligible employees;
WHEREAS, it is the intent of the Company that the offset for benefits provided by previous employers should include benefits provided by both qualified and non-qualified defined benefit plans;
WHEREAS, both Participants in the Plan agree that benefits provided by non-qualified defined benefit plans are valid offsets;
WHEREAS, the Company desires to amend the Plan to correctly reflect the Company’s intent;
WHEREAS, the Company has reserved the right to amend the Plan by action of its Board of Directors; and
WHEREAS, the Board of Directors has authorized the following amendment to the Plan;
NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.  Section 3.1(a)(iv) is hereby amended by deleting said subsection in its entirety and substituting therefor the following:
(iv) The annual amount of benefits payable to the Participant on his Normal Retirement Date in the Life Annuity Form from any qualified and non-qualified defined benefit pension plan maintained and/or funded by any prior employer of the Participant.”

B.  The effective date of this Second Amendment is as of September 1, 2001.
C.  In all other respects said Plan is hereby confirmed.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer this 12th day of April, 2006.

WASHINGTON TRUST BANCORP, INC.
/s/ David V. Devault
David V. Devault
Executive Vice President, Secretary, Treasurer and Chief Financial Officer